MGP INGREDIENTS REPORTS STRONG FOURTH QUARTER AND
FULL YEAR 2022 RESULTS
Full year consolidated sales increased 25% from prior year period
Full year net income and adjusted EBITDA both increased 20%
ATCHISON, Kan., February 23, 2023 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits and food ingredient solutions, today reported results for the fourth quarter and full year ended December 31, 2022.

2022 fourth quarter consolidated results compared to 2021 fourth quarter
•Sales increased 15% to $191.0 million.
•Gross profit increased 20% to $63.2 million, representing 33.1% of sales.
•Operating income decreased 34% to $29.7 million due to the $16.3 million favorable insurance recovery recorded in the 2021 fourth quarter. Adjusted operating income increased 3% to $29.7 million.
•Net income decreased 29% to $22.5 million due to the $12.2 million tax-effected, favorable insurance recovery recorded in the 2021 fourth quarter. Adjusted net income increased 16% to $22.5 million.
•Adjusted EBITDA increased 2% to $35.1 million.
•Basic earnings per common share ("EPS") decreased to $1.02 per share from $1.44 per share due to the $0.56 per share favorable insurance recovery recorded in the 2021 fourth quarter. Adjusted basic EPS increased to $1.02 per share from $0.88 per share.
•Diluted EPS decreased to $1.01 per share from $1.44 per share due to the $0.56 per share favorable insurance recovery recorded in the 2021 fourth quarter. Adjusted diluted EPS increased to $1.01 per share from $0.88 per share.

2022 full year consolidated results compared to 2021 full year
•Sales increased 25% to $782.4 million.
•Gross profit and adjusted gross profit increased 27% and 26%, respectively, to $253.3 million, representing 32.4% of sales.
•Operating income and adjusted operating income increased 18% and 23%, respectively, to $149.0 million.
•Net income and adjusted net income increased 20% and 23%, respectively, to $108.9 million.
•Adjusted EBITDA increased 20% to $169.3 million.
•Basic EPS increased to $4.94 per share from $4.37 per share. Adjusted basic EPS increased to $4.94 per share from $4.26 per share.
•Diluted EPS increased to $4.92 from $4.37 per share. Adjusted diluted EPS increased to $4.92 per share from $4.26 per share.

“We are very pleased with our performance for the quarter and full year and remain confident in the long-term sustainability of our business model,” said Dave Colo, president and CEO of MGP Ingredients. “Our record annual results reflect continued strength in each of our business segments. Brown goods sales increased 65% and 42% for the fourth quarter and full year 2022, respectively, as compared to the prior year periods. Underpinning this growth was continued demand for our new distillate and aged whiskey. Meanwhile, increased commodity costs and excess supply in the market continue to negatively impact industrial alcohol and white goods gross profit. Sales of our premium plus portfolio of brands grew 23% in the quarter driving further gross margin expansion in our Branded Spirits segment. In our Ingredient Solutions business, we remain encouraged by the traction our specialty wheat starches and proteins continue to gain. These results for the fourth quarter and full year demonstrate the continued success of executing our long-term strategy.”

Distilling Solutions
In the fourth quarter 2022, sales for the Distilling Solutions segment increased 23% to $101.2 million, reflecting a 34% increase in sales of premium beverage alcohol. Gross profit increased to $31.7 million or 31.3% of segment sales, compared to $26.9 million, or 32.6% of segment sales in the fourth quarter 2021.

For the full year 2022, Distilling Solutions segment sales increased 22% to $428.5 million, reflecting a 28% increase in sales of premium beverage alcohol, due to continued strong new distillate and aged American Whiskey sales. Gross profit increased to $126.3 million, or 29.5% of segment sales, compared to $114.1 million, or 32.4% of segment sales in 2021.

Branded Spirits
For the fourth quarter 2022, sales for the Branded Spirits segment decreased less than 1% to $60.9 million. Sales of the premium plus price tier spirit brands grew 23%. Gross profit increased to $24.7 million, or 40.6% of segment sales compared to $20.9 million, or 34.3% of segment sales in the fourth quarter 2021.

For the full year 2022, Branded Spirits sales increased 30% to $237.9 million, reflecting the full year impact of the merger with Luxco as well as continued strength in the premium plus portfolio of brands. Sales of the premium plus price tier spirit brands grew 56%. Gross profit increased to $95.5 million, or 40.1% of segment sales, compared to $62.6 million, or 34.1% of segment sales in 2021. Adjusted gross profit increased to $95.5 million, or 40.1% of segment sales, compared to $65.2 million, or 35.5% of segment sales.

Ingredient Solutions
In the fourth quarter 2022, sales for the Ingredient Solutions segment increased 24% to $29.0 million. Gross profit increased to $6.9 million, or 23.8% of segment sales, compared to $5.0 million, or 21.2% of segment sales in the fourth quarter 2021.

For the full year 2022, Ingredient Solutions segment sales increased 28% to $115.9 million, driven primarily by higher sales of specialty wheat starches and specialty wheat proteins. Gross profit increased to $31.5 million, or 27.2% of segment sales, compared to $22.2 million, or 24.5% of segment sales in 2021.

Other
Advertising and promotion expenses for the fourth quarter 2022 increased $4.7 million, or 75%, to $10.9 million as compared to the fourth quarter 2021. For the full year 2022, advertising and promotion expenses increased $13.6 million, or 85%. The increases for both periods are primarily driven by the Luxco acquisition and further incremental investment to support continued growth in the premium plus portfolio of brands.

Corporate selling, general and administrative ("SG&A") expenses for the fourth quarter 2022 increased $5.1 million to $22.6 million as compared to the fourth quarter 2021. For the full year, corporate SG&A expenses increased $1.8 million to $74.6 million as compared to 2021.

The corporate effective tax rate for the fourth quarter 2022 was 19.0%, compared with 26.8% from the year ago period. The corporate effective tax rate for the full year 2022 was 22.3% compared with 25.0% in 2021.

2023 Outlook
MGP is offering the following consolidated guidance for fiscal 2023:
•Sales are projected to be in the range of $815 million to $835 million.
•Adjusted EBITDA is expected to be in the range of $178 million to $183 million.
•Adjusted basic earnings per common share are forecasted to be in the $5.05 to $5.20 range, with basic weighted average shares outstanding expected to be approximately 22.2 million at year end.

Full year 2023 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because MGP is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, and other items not reflective of MGP’s ongoing operations.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky, Indiana and Kansas, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where the George Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. (the "Company," or "MGP") of continuing consumer trends and our announced expansionary projects. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, (i) disruptions in the operations at any of our facilities, (ii) the availability and cost of grain, flour, and agave, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of COVID-19 and other pandemics, (viii) the effects of inflation and our ability to effectively pass raw material and other price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) increases in interest rates, (xi) our ability to realize operating efficiencies, (xii) actions of governments, and (xiii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distilling Solutions, Branded Spirits and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, MGP has disclosed adjusted gross profit, adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA and adjusted basic and diluted earnings per common share. The presentation of non-GAAP financial measures should be reviewed in conjunction with gross profit, operating income, income before income taxes, net income, net income used in earnings per common share calculation, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for these GAAP measures. The non-GAAP adjustments referenced in the section entitled "Reconciliation of Selected GAAP Measures to Adjusted Non-GAAP Measures," take into account the impacts of items that are not necessarily ongoing in nature and/or predictive of the Company's operating trends. We believe that these non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for quarter ended December 31, 2021	$45,316
Increase in gross profit - Distilling Solutions segment	4,757	11	pp(a)
Increase in gross profit - Branded Spirits segment	3,805	8	pp
Increase in gross profit - Ingredient Solutions segment	1,898	4	pp
Increase in advertising and promotion expenses	(4,656)	(10)	pp
Increase in SG&A expenses	(5,080)	(11)	pp
Decrease in insurance recoveries	(16,325)	(36)	pp
Operating income for quarter ended December 31, 2022	$29,715	(34)%

Operating income, year versus year	Operating Income	Change
Operating income for year ended December 31, 2021	$126,363
Increase in gross profit - Branded Spirits segment	32,877	26	pp(a)
Increase in gross profit - Distilling Solutions segment	12,176	10	pp
Increase in gross profit - Ingredient Solutions segment	9,288	7	pp
Increase in advertising and promotion expenses	(13,616)	(11)	pp
Increase in SG&A expenses	(1,798)	(1)	pp
Decrease in insurance recoveries	(16,325)	(13)	pp
Operating income for year ended December 31, 2022	$148,965	18%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	EPS	Change
Basic and diluted EPS for quarter ended December 31, 2021	$1.44
Change in operating income (a)	(0.52)	(36)	pp(b)
Change in other income (expense), net (a)	(0.02)	(1)	pp
Change in interest expense(a)	0.02	1	pp
Change in effective tax rate	0.10	7	pp
Basic EPS for quarter ended December 31, 2022	1.02	(29)%
Impact of dilutive shares outstanding	(0.01)	(1)	pp
Diluted EPS for quarter ended December 31, 2022	$1.01	(30)%

Change in basic and diluted EPS, year versus year	EPS	Change
Basic and diluted EPS for year ended December 31, 2021	$4.37
Change in operating income(a)	1.12	26	pp(b)
Change in interest expense(a)	(0.06)	(1)	pp
Change in other income (expense), net(a)	(0.08)	(2)	pp
Change in weighted average shares outstanding(c)	(0.51)	(12)	pp
Change in effective tax rate	0.10	2	pp
Basic EPS for year ended December 31, 2022	4.94	13%
Impact of dilutive shares outstanding	(0.02)	—	pp
Diluted EPS for year ended December 31, 2022	$4.92	13%

(a) Items are net of tax based on the effective tax rate for the base year (2021).
(b) Percentage points ("pp")
(c) Weighted average shares outstanding change primarily due to our repurchases of Common Stock, the vesting of employee restricted stock units ("RSUs"), our purchase of vested RSUs from employees to pay withholding taxes, and the granting of Common Stock to directors.

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Brown goods	$53,624	$32,474	$21,150	65%
White goods	16,514	19,769	(3,255)	(16)
Premium beverage alcohol	70,138	52,243	17,895	34
Industrial alcohol	11,671	15,732	(4,061)	(26)
Food grade alcohol	81,809	67,975	13,834	20
Fuel grade alcohol	3,374	4,054	(680)	(17)
Distillers feed and related co-products	10,227	5,885	4,342	74
Warehouse services	5,777	4,574	1,203	26
Total Distilling Solutions	$101,187	$82,488	$18,699	23%

	BRANDED SPIRITS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Ultra premium	$12,409	$8,231	$4,178	51%
Super premium	2,752	2,544	208	8
Premium	6,283	6,614	(331)	(5)
Premium plus	21,444	17,389	4,055	23
Mid	19,122	22,893	(3,771)	(16)
Value	11,091	12,536	(1,445)	(12)
Other	9,204	8,191	1,013	12
Total Branded Spirits	$60,861	$61,009	$(148)	—%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2022	2021	$ Change	% Change
Specialty wheat starches	$15,122	$12,707	$2,415	19%
Specialty wheat proteins	10,088	8,186	1,902	23
Commodity wheat starches	3,737	2,442	1,295	53
Commodity wheat proteins	—	15	(15)	(100)
Total Ingredient Solutions	$28,947	$23,350	$5,597	24%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Brown goods	$229,523	$162,074	$67,449	42%
White goods	74,510	75,818	(1,308)	(2)
Premium beverage alcohol	304,033	237,892	66,141	28
Industrial alcohol	46,812	62,628	(15,816)	(25)
Food grade alcohol	350,845	300,520	50,325	17
Fuel grade alcohol	13,681	14,916	(1,235)	(8)
Distillers feed and related co-products	40,354	19,545	20,809	106
Warehouse services	23,598	17,523	6,075	35
Total Distilling Solutions	$428,478	$352,504	$75,974	22%

	BRANDED SPIRITS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Ultra premium	$48,245	$27,722	$20,523	74%
Super premium	12,274	8,937	3,337	37
Premium	24,211	17,626	6,585	37
Premium Plus	84,730	54,285	30,445	56
Mid	82,530	71,292	11,238	16
Value	47,395	38,520	8,875	23
Other	23,284	19,469	3,815	20
Total Branded Spirits	$237,939	$183,566	$54,373	30%

	INGREDIENT SOLUTIONS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Specialty wheat starches	$62,567	$47,758	$14,809	31%
Specialty wheat proteins	39,313	31,485	7,828	25
Commodity wheat starches	14,023	10,014	4,009	40
Commodity wheat proteins	38	1,393	(1,355)	(97)
Total Ingredient Solutions	$115,941	$90,650	$25,291	28%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Sales	$190,995	$166,847	$782,358	$626,720
Cost of sales	127,782	114,094	529,052	427,755
Gross profit	63,213	52,753	253,306	198,965

Advertising and promotion expense	10,866	6,210	29,714	16,098
Selling, general and administrative	22,632	17,552	74,627	72,829
Insurance recoveries	—	(16,325)	—	(16,325)
Operating income	29,715	45,316	148,965	126,363

Interest expense, net	(960)	(1,329)	(5,451)	(4,037)
Other income (loss), net	(981)	(751)	(3,342)	(1,230)
Income before income taxes	27,774	43,236	140,172	121,096

Income tax expense	5,263	11,578	31,300	30,279
Net income	22,511	31,658	108,872	90,817

Net loss attributable to noncontrolling interest	146	211	590	490
Net income attributable to MGP Ingredients, Inc.	22,657	31,869	109,462	91,307

Income attributable to participating securities	(180)	(236)	(871)	(712)
Net income used in earnings per share calculation	$22,477	$31,633	$108,591	$90,595

Weighted average common shares
Basic	22,011,785	21,983,310	22,002,990	20,719,663
Diluted	22,304,093	21,983,310	22,053,966	20,719,663

Earnings per common share
Basic	$1.02	$1.44	$4.94	$4.37
Diluted	$1.01	$1.44	$4.92	$4.37

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$47,889	$21,568
Receivables, net	109,267	92,537
Inventory	289,722	245,944
Prepaid expenses	2,957	1,510
Refundable income taxes	4,327	5,539
Total Current Assets	454,162	367,098

Property, plant, and equipment	450,800	404,149
Less accumulated depreciation and amortization	(215,168)	(196,863)
Property, Plant, and Equipment, net	235,632	207,286
Operating lease right-of-use assets, net	15,042	9,671
Investment in joint ventures	5,534	4,944
Intangible assets, net	216,768	218,838
Goodwill	226,294	226,294
Other assets	4,779	7,336
TOTAL ASSETS	$1,158,211	$1,041,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$5,600	$3,227
Accounts payable	66,432	53,712
Federal and state excise taxes payable	4,627	6,992
Accrued expenses and other	28,716	24,869
Total Current Liabilities	105,375	88,800

Long-term debt, less current maturities	29,510	35,266
Convertible senior notes	195,225	194,906
Long-term operating lease liabilities	11,622	6,997
Other noncurrent liabilities	3,723	5,132
Deferred income taxes	67,112	66,101
Total Liabilities	412,567	397,202
Total equity	745,644	644,265
TOTAL LIABILITIES AND TOTAL EQUITY	$1,158,211	$1,041,467

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	December 31,
	2022	2021
Cash Flows from Operating Activities
Net income	$108,872	$90,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,455	19,092
Gain on insurance recoveries	—	(16,325)
Share-based compensation	5,502	5,555
Equity method investment loss	2,220	1,611
Deferred income taxes, including change in valuation allowance	1,011	6,772
Other, net	194	145
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(16,786)	(6,031)
Inventory	(44,350)	(14,214)
Prepaid expenses	(1,468)	2,586
Income taxes payable (refundable)	1,212	(6,242)
Accounts payable	10,626	5,301
Accrued expenses and other	1,984	738
Federal and state excise taxes payable	(2,365)	(1,467)
Other, net	829	(75)
Net cash provided by operating activities	88,936	88,263

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(45,323)	(47,389)
Purchase of business, net of cash acquired	—	(149,005)
Contributions to equity method investment	(2,810)	(1,470)
Proceeds from property insurance recoveries	—	16,325
Proceeds from sale of property and other	150	—
Other, net	170	(1,080)
Net cash used in investing activities	(47,813)	(182,619)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(10,646)	(10,017)
Purchase of treasury stock	(715)	(767)
Loan fees paid related to borrowings	—	(7,050)
Principal payments on long-term debt	(3,403)	(1,620)
Proceeds from credit agreement - revolver	—	242,300
Payments on credit agreement - revolver	—	(242,300)
Proceeds from convertible senior notes	—	201,250
Payment on assumed debt as part of the Merger	—	(87,509)
Net cash provided by (used in) financing activities	(14,764)	94,287

Effect of exchange rate changes on cash and cash equivalents	(38)	(25)
Increase (decrease) in cash and cash equivalents	26,321	(94)
Cash and cash equivalents, beginning of period	21,568	21,662
Cash and cash equivalents, end of period	$47,889	$21,568

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)(in thousands)

	Quarter Ended December 31, 2022
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$63,213	$29,715	$27,774	$22,511	$22,477	$1.02	$1.01
No adjustments for the period	—	—	—	—	—	—	—
Adjusted Non-GAAP results	$63,213	$29,715	$27,774	$22,511	$22,477	$1.02	$1.01

	Quarter Ended December 31, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	52,753	$45,316	$43,236	$31,658	$31,633	$1.44
Adjusted to remove:
Insurance recoveries(b)	—	(16,325)	(16,325)	(12,244)	(12,244)	(0.56)
Business acquisition costs(c)	—	5	5	5	5	—
Adjusted Non-GAAP results	$52,753	$28,996	$26,916	$19,419	$19,394	$0.88

	Year Ended December 31, 2022
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$253,306	$148,965	$140,172	$108,872	$108,591	$4.94	$4.92
No adjustments for the period	—	—	—	—	—	—	—
Adjusted Non-GAAP results	$253,306	$148,965	$140,172	$108,872	$108,591	$4.94	$4.92

	Year Ended December 31, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$198,965	$126,363	$121,096	$90,817	$90,595	$4.37
Adjusted to remove:
Insurance recoveries(b)	—	(16,325)	(16,325)	(12,244)	(12,244)	(0.59)
Inventory step-up - Branded Spirits (d)	2,529	2,529	2,529	2,529	2,510	0.12
Business acquisition costs(c)	—	8,927	8,927	7,529	7,467	0.36
Adjusted Non-GAAP results	$201,494	$121,494	$116,227	$88,631	$88,328	$4.26

(a)MGP Earnings has been defined as "Net income used in earnings per share calculation"

(b)The insurance recovery costs are included in the Consolidated Statement of Income within the insurance recoveries line item. During November 2020, we experienced a fire at the Atchison facility. The fire damaged certain equipment in the facility’s feed drying operations and caused a temporary loss of production time. This adjustment includes the legally binding commitment from our insurance carrier for final settlement for the replacement of the damaged dryer.

(c)The business acquisition costs are included in the Consolidated Statement of Income within the selling, general and administrative line item. The adjustment includes transaction and integration costs associated with the merger with Luxco.

(d)The finished goods inventory valuation step-up costs are included in the Consolidated Statement of Income within cost of goods by the Branded Spirits segment. The adjustment includes the purchase accounting adjustment to value the acquired finished goods inventory at its estimated fair value.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO Adjusted EBITDA
(UNAUDITED) (in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Income	$22,511	$31,658	$108,872	$90,817
Interest expense	960	1,329	5,451	4,037
Income tax expense	5,263	11,578	31,300	30,279
Depreciation and amortization	5,198	5,424	21,455	19,092
Equity method investment	1,184	872	2,220	1,611
Insurance recoveries	—	(16,325)	—	(16,325)
Inventory step-up - Branded Spirits	—	—	—	2,529
Business acquisition costs	—	5	—	8,927
Adjusted EBITDA	$35,116	$34,541	$169,298	$140,967

The non-GAAP adjusted EBITDA measure is defined as earnings before interest, taxes, depreciation and amortization, equity method investment, insurance recoveries, inventory step-up and business acquisition costs. See section "reconciliation of selected GAAP measure to non-GAAP measures" for further details on each of these non-GAAP Items.

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION
(UNAUDITED)

	Quarter Ended December 31,	Year to Date Ended December 31,
	2022	2022
Principal amount of the bonds	$201,250,000	$201,250,000
Par value	$1,000	$1,000
Number of bonds outstanding (b)	201,250	201,250

Initial conversion rate	10.3911	10.3911
Conversion price	$96.23620	$96.23620

Average share price (c)	$111.74095	$98.53736
Impact of conversion (d)	$233,673,666	$206,062,202

Cash paid for principal	(201,250,000)	(201,250,000)
Conversion premium	$32,423,666	$4,812,202

Average share price	$111.74095	$98.53736
Conversion premium in shares (a) (e)	290,168	48,836

(a)The impacts of the Convertible Senior Notes were included in the diluted weighted average common shares outstanding if the impact was dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter and year to date period exceeds the conversion price of $96.23620 per share. For the quarter and year ended December 31, 2022, the inclusion of the shares had a dilutive impact and were included in the diluted EPS calculation.

(b)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(c)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less then the conversion price of 96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(d)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less then the conversion price then the impact of conversion is zero.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less then the conversion price then the conversion premium in shares is zero.